Exhibit 10.1
SEPARATION AND SETTLEMENT AGREEMENT AND MUTUAL RELEASE

1.Agreement. This Separation and Settlement Agreement and Mutual Release (the “Agreement”) is made by and between Domo, Inc. (the “Company”) and Mark Maughan (“M.M.”). The Company and M.M. are collectively referred to as the “Parties”.
2.Purpose. The Parties desire to reach a full and final settlement and resolution of all past and present claims, controversies, and disputes that the Parties and Releasees have or may have against one another, including, but not limited to, any and all claims related in any way to M.M.’s employment with the Company.
3.Separation Date. M.M. is voluntarily resigning his employment. His last day of employment with the Company is the Effective Date of this Agreement (the “Separation Date”).
4.Consultant Agreement. Simultaneous with the final execution of this Agreement, M.M. and the Company agree to enter into a consulting agreement (the “Consultant Agreement”).
5.No Admission. The Parties acknowledge that neither this Agreement, nor promises made pursuant to the Agreement, shall be taken or construed to be an admission or concession of any kind with respect to liability or alleged wrongdoing by the Parties and the Releasees.
6.Consideration. In consideration of this Agreement and M.M.’s strict compliance with the terms and conditions herein, the Company agrees to the following (the “Settlement Payment”):
•The Company shall pay to M.M. the collective sum of $1,500,000.00 within thirty (30) calendar days of the Effective Date of this Agreement. This payment shall be made by check or wire pursuant to instructions provided by M.M. and/or his counsel.
•All presently unvested restricted stock units (“RSUs”) held by M.M. shall immediately vest upon the Effective Date of this Agreement.
•M.M. shall receive a total of 245,000 fully vested RSUs as follows pursuant to one or more RSU Award Agreements a form of which is attached hereto as Attachment A:
◦M.M. shall be issued 125,000 shares of RSUs within thirty (30) calendar days of the Effective Date of this Agreement;
◦M.M. shall be issued 70,000 shares of RSUs upon the start of year two of the Consultant Period (as that term is defined in the Consultant Agreement); and
◦M.M. shall be issued 50,000 shares of RSUs upon the start of year three of the Consultant Period (as that term is defined in the Consultant Agreement).
During the first year of the Consultant Period (as that term is defined in the Consultant Agreement), M.M. shall clear with the Company all trades involving any shares of stock of the

Exhibit 10.1
Company, pursuant to the Company’s Insider Trading Policy, the current version of which can be found at: https://www.sec.gov/Archives/edgar/data/1505952/000162828025029801/domofy26ex191insidertradin.htm. In order to satisfy this obligation, M.M. shall contact the Company’s Chief Legal Officer, who shall have ten (10) business days to provide clearance to M.M. or otherwise respond to the request. If no response is received within ten (10) business days, the request will be deemed to be approved. In any case, the Company’s clearance shall not be unreasonably withheld.
In the event that the Company experiences a Change in Control before all amounts of the Settlement Payment have been paid to M.M., the payment of any unpaid amount shall be accelerated and M.M. shall be paid in full and receive all payment (including the issuance of any remaining RSUs not yet issued to M.M. as set forth above) immediately prior to the closing of the transaction that results in the Change in Control. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person will not be considered a Change in Control; or

Exhibit 10.1
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
M.M. understands and acknowledges that if he materially breaches any of the material terms of this Agreement or the Consulting Agreement, the Company will not be obligated to make any payments not yet made, or issue any RSUs not yet issued, and will only be entitled to recover the $1,500,000 cash portion of the Settlement Payment. M.M.

Exhibit 10.1
acknowledges and agrees that, absent this Agreement, he would not otherwise be entitled to the consideration set forth under this Section 6.
The Company understands and acknowledges that if it materially breaches any of the material terms and conditions of this Agreement or the Consulting Agreement, M.M. shall only be entitled to recover all amounts owed M.M. under this Agreement and the Consulting Agreement; provided, however, that the Company shall have fifteen (15) business days from notice by M.M. to the Company’s Chief Legal Officer to cure any failure to provide consideration under this Section 6 or the Consulting Agreement.
1.No Other Monies Owed. M.M. understands and acknowledges that his participation in all benefits and incidents of employment shall cease and that other than the Settlement Payment and any payments required under the Consultant Agreement he is owed nothing by the Company, including wages, bonuses, RSUs (whether vested or unvested), or other benefits. He represents, warrants, and agrees that other than the monies that shall become payable under the terms of this Agreement and the Consultant Agreement, he is not entitled to receive any further monetary payments from the Company and the Releasees (including, without limitation, wages, bonuses, RSUs, severance, or any form of compensation). He acknowledges and agrees that he has timely received all wages the Company concedes it owes to him, and that the monies payable to him under the terms of this Agreement and the Consultant Agreement are not for wages the Company concedes it owes to him (and that without this Agreement and the Consultant Agreement, as noted above, he is not otherwise entitled to such payments). He agrees he has not suffered an injury covered by workers’ compensation in the course and scope of his employment with the Company.
2.No Lawsuit or Charges. The Parties represent that they have not filed any lawsuit, arbitration, charges, or complaints (whether in their names or the name of or through any other person or entity) against each other and/or the Releasees. The Parties also represent that they do not intend to bring any claims on their own behalf or on behalf of or through any other person or entity against each other and/or the Releasees.
3.Taxes. The Parties acknowledge that the Settlement Payment is made in part to settle accusations of physical sickness arising from alleged physical contact to M.M.’s person, pursuant to 26 U.S.C. § 104. The Parties agree that all tax obligations, if any, which may arise from the Settlement Payment shall be the sole obligation of M.M. and that M.M. shall indemnify the Company and/or the Releasees against any and all costs, penalties, taxes, or other payments made or required as a result of the allocation of those payments, if any, or the reporting of those payments. M.M. acknowledges that the Company and the

Exhibit 10.1
Releasees make no representations as to the tax consequences or characterization of the nature of the payments made pursuant to this Agreement.
4.Attorneys’ Fees and Costs. The Parties each agree to bear their own costs and attorneys’ fees and waive any statute, rule of court, provision, or legal proposition that might otherwise be relied upon to obtain costs, fees, or expenses in connection with the claims (both known and unknown) released herein. Each party agrees that he or it is not a prevailing party within the meaning of any applicable statute. M.M.’s counsel acknowledges that M.M.’s counsel has no claim for or legal right to attorneys’ fees or costs independent of any claim that M.M. may have, and M.M.’s counsel waives and releases any such claim or legal right.
5.Mutual Release. In consideration for receiving the Settlement Payment as specified above, and as a condition of the Company’s willingness to enter into this Agreement, M.M. hereby binds himself, and his spouse, heirs, beneficiaries, trustees, administrators, executors, assigns, agents, and legal representatives (collectively, the “Releasors”), and hereby releases, waives, and forever discharges the Company and the Releasees (as defined below) from, and hereby acknowledges full accord and satisfaction of, any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, or statutory, under federal, state, or local law or otherwise), whether known or unknown, asserted or unasserted, by reason of any act, omission, transaction, agreement, or occurrence, that M.M. has ever had, now has, or may have against the Company and the Releasees through the Effective Date of this Agreement. This includes, but is not limited to, claims relating to or arising from the settlement, claims under any federal, state, or local law, such as under Title VII, the Americans with Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act (or any similar law), the Genetic Information Nondiscrimination Act, the Utah Antidiscrimination Act (Utah Code Ann. §§ 34A-5-106 and -114), the Utah Minimum Wage Act (Utah Code Ann. §§ 34-40-101 et seq.), the Utah Wage Payment Law (Utah Code Ann. §§ 34-28-1 et seq.), the Utah Genetic Information Privacy Act (Utah Code Ann. §§ 13-60-101 et seq.), the Internet Employment Privacy Act (Utah Code Ann. §§ 34-48-301 et seq.), the Utah Right to Work Law (Utah Code Ann. §§ 34-34-1 et seq.), the Utah Public Order and Decency Law (Utah Code Ann. §§ 76-9-401 et seq.), the Employment Relations and Collective Bargaining Act (Utah Code §§ 34-20-1 to 34-20-13.), the Protection of Activities in Private Vehicles Act (Utah Code §§ 34-45-101 to 34-45-107), the Employment Selection Procedures Act (Utah Code §§ 34-46-101 to 34-46-302), the Utah Occupational Safety

Exhibit 10.1
and Health Act (Utah Code §§ 34A-6-101 to 34A-6-307), and the Utah Labor Rules, the Utah and United States Constitutions as well as the laws of any other applicable jurisdiction, including, any and all claims: relating to or arising from M.M.’s employment relationship with the Company and the end of that relationship, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination, harassment, and retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; as well as any claims related to potential disability benefits.
M.M. covenants not to sue the Company and the Releasees for any of the claims released above, agrees not to participate in any class, collective, representative, or group action that may include any of the claims released above, and will affirmatively opt out of any such class, collective, representative, or group action. He agrees not to participate in, seek to recover in, or assist in any litigation, charge, or investigation by other persons or entities against or related to the Company and/or the Releasees, except as required by law. Notwithstanding any other provision of this Agreement, this general release does not release any claims that cannot lawfully be released by private agreement.
For purposes of this Agreement, the phrases “Company and the Releasees,” “Company or the Releasees,” and “Company and/or the Releasees” include the following, either collectively or individually: the Company and all of its past, present, and future direct and indirect parents, affiliates, subsidiaries, predecessors, successors, and assigns, and all of its and their respective past, present, and future officers, directors, employees, attorneys, shareholders, professional employer organizations, insurers, representatives, and agents, whether acting as agents or in individual capacities, and the Company pension and welfare benefit plans (and their respective plan administrators, fiduciaries, insurers, and trustees), and this Agreement shall inure to the benefit of and shall be binding and enforceable by all such entities and individuals.
In consideration of M.M.’s release set forth above, the Company hereby releases, waives, and forever discharges M.M. from, and hereby acknowledges full accord and satisfaction of, any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, or statutory, under federal, state, or local law or otherwise), whether known or unknown, asserted or unasserted, by reason of any act, omission, transaction, agreement, or occurrence, that the Company has ever had, now has, or may have against M.M. through the Effective Date of this Agreement. The Company covenants

Exhibit 10.1
not to sue M.M. for any of the claims released above, agrees not to participate in any class, collective, representative, or group action that may include any of the claims released above, and will affirmatively opt out of any such class, collective, representative, or group action.
The Parties agree that the releases set forth in this section shall be and remain in effect in all respects as complete general releases as to the matters released. Notwithstanding any other provision of this Agreement, this general release does not release any claims that cannot lawfully be released by private agreement.
1.Waiver of Unknown Claims. The Parties acknowledge that they have been advised by legal counsel and are familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in their favor at the time of executing the release, which, if known by them, must have materially affected their settlement with releasees. The Parties, being aware of said principle, agree to expressly waive any rights they may have to that effect, as well as under any other statute or common law principles of similar effect.
2.No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, M.M. agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any of the other Releasees, unless pursuant to a subpoena or other court order that specifically requires him to do so. M.M. agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Company or the Releasees, M.M. shall state no more than that he cannot provide counsel or assistance.
3.Protected Activity Not Prohibited. M.M. understands that nothing in this Agreement shall in any way limit or prohibit him from engaging in any “Protected Activity,” which means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), or to receive a monetary award from a government-administered whistleblower-award program. Additionally, nothing in this Agreement constitutes a waiver of any rights M.M. may have under the Sarbanes-Oxley Act or

Exhibit 10.1
Section 7 of the National Labor Relations Act (“NLRA”). M.M. understands that, in connection with such Protected Activity, M.M. is permitted to disclose documents or other information as permitted by law, and without giving notice to or receiving authorization from the Company. Notwithstanding the foregoing, M.M. agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company confidential or proprietary information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity. Additionally, M.M. understands that the protected conduct described herein does not include the disclosure of any Company attorney-client privileged communications or privileged attorney work product. Finally, pursuant to the Defend Trade Secrets Act of 2016, M.M. is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
4.Standing, No Transfer of Claims, Liens. The Parties expressly represent and warrant that they have standing to dismiss any and all claims they have or may have against each other and/or the Releasees, and that they are not a “debtor” within the meaning of the federal or state bankruptcy statutes. The Parties further represent and warrant that they have not assigned, transferred, or conveyed to any person or entity any claim, demand, liability, obligation, or cause of action released by this Agreement. The Parties acknowledge that they are solely responsible for the resolution, waiver, satisfaction, and/or discharge of any equitable or contractual claims, subrogation claims, or liens, known or unknown, past or future, asserted against the Settlement Payment or this settlement by any person or entity that provided benefits or payments of any kind to M.M. M.M. agrees to indemnify the Company and the Releasees from and against any claims which may be asserted based on, or arising out of, any assignment, transfer, or conveyance, and any and all claims, judgments, or suits for any claims, subrogation claims, or liens, if any.
5.Confidentiality. Subject to the Protected Activity Not Prohibited section above, M.M. is strictly prohibited from disclosing (either orally or through a writing, including the transfer or display of documents) the accusations giving rise to this settlement, including,

Exhibit 10.1
but not limited to, any allegations related to employer misconduct of any kind by the Company or the Releasees, except as expressly set forth in this Agreement. He may make such a disclosure if expressly ordered to do so by a court of law. He may also make such a disclosure if required under a lawfully issued subpoena. However, in such an event and unless prohibited by law, he agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. Further, any court filings disclosing information related to the settlement or this Agreement must be done under seal with prompt advance notice to the Company. He may also make such a disclosure, under express covenant of confidentiality, to his spouse, life partner, legal counsel, counselors, medical providers, children, and professional tax advisor on the condition that he instructs them to maintain strict confidentiality. A breach by any of those individuals will be deemed a breach by M.M. If M.M. is asked about anything related to the settlement by any third-party, he may only say that it is fully resolved, or closely equivalent words to that effect. M.M.’s counsel shall not publicize the settlement or anything related to the settlement in any way. M.M. is entitled to respond to any governmental agency or law enforcement agency without any impairment whatsoever. A breach of this confidentiality provision is a material breach of this Agreement. Any claim of a breach of this confidentiality provision shall be resolved by confidential arbitration with JAMS as set forth below.
M.M. expressly represents and warrants that he agrees with the Company’s interpretation of Utah Code Ann. § 34A-5-114, to wit that Utah Code Ann. § 34A-5-114 does not apply to this Agreement, the Consultant Agreement or to any provisions thereof, the reasons for which include, without limitation, that this Agreement, the Consultant Agreement and the provisions thereof are not “a condition of employment.” Utah Code Ann. § 34A-5-114(2)(a). M.M. understands and acknowledges that, absent agreement on this interpretation of Utah Code Ann. § 34A-5-114, the Company would not have entered into this Agreement or the Consultant Agreement. M.M. understands and acknowledges that he waives any right to affirmatively or defensively challenge this Agreement or the Consultant Agreement under Utah Code Ann. § 34A-5-114.
The Company may file a copy of this Agreement with the Securities and Exchange Commission as an exhibit to a periodic or current report pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from time to time. The Company may also, from time to time, find it necessary or be required to make additional disclosures regarding this Agreement and allegations underlying this Agreement as part of its business operations and regulatory compliance, including under the Exchange Act. M.M. understands and agrees that any

Exhibit 10.1
such disclosures do not negate or otherwise impact his strict compliance with this confidentiality provision.
1.Mutual Non-Disparagement. Subject to the Protected Activity Not Prohibited section above, the Parties agree that they will not disparage, or encourage or induce others to disparage, each other or the Releasees. For the purpose of this Agreement, “disparage” means making comments or statements, including online or on any form of social media, to any person or entity including, but not limited to, the press and/or media, former employees, employees, customers, or any entity or individual with whom the Company has a business relationship, that would impair the conduct of the business of the Company or the Releasees (including, but not limited to, any business plans or prospects) or impair the reputation of M.M., the Company, or the Releasees. A breach of this non-disparagement provision is a material breach of this Agreement. Any claim of a breach of this non-disparagement provision shall be resolved by confidential arbitration with JAMS as set forth below. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Parties from providing truthful information as required by law.
2.Future Employment. M.M. understands and agrees that, as a condition of this Agreement, he is not entitled to any employment with the Company, and he hereby waives any right, or alleged right, of employment or re-employment with the Company and will not respond to any inquiries from recruiters or otherwise seeking to employ him at the Company. This provision does not prohibit M.M. from providing the Company with consulting services pursuant to the terms of the Consultant Agreement.
3.Covenant Not to Compete. During the Consultant Period (as that term is defined in the Consultant Agreement), M.M. agrees that he will not, without the prior written consent of the Company, serve as a partner, employee, consultant, officer, director, manager, agent, associate, lender, or investor of, or otherwise affiliate himself with a Direct Competitor of the Company. For purposes of this Agreement, Direct Competitor is defined as the business analytics software companies and/or SaaS-based products or cloud-based analytics providers listed in the Company’s Form 10-Q dated December 8, 2025, as well the business analytics software companies and/or SaaS-based products or cloud-based analytics providers listed in the Company’s future Form 10-Ks or 10-Qs.
4.Employment Referrals. The Company agrees to furnish any prospective employer of M.M. with a positive employment referral, using mutually acceptable language agreed to by the Parties’ counsel.
5.Return of Company Property. By signing below, M.M. attests that he will promptly return to the Company or will destroy (if such destruction is requested or approved by the Company) all Company documents that M.M. or his attorneys have in their possession

Exhibit 10.1
(with the exception of documents which came from M.M.’s personnel file or those which define or relate to his compensation or benefits).
6.Choice of Law. Except as to the arbitration agreement, this Agreement shall in all respects be interpreted, enforced, and governed by and under the laws of the State of Utah.
7.Modification. This Agreement may be modified only in writing signed by M.M. and an authorized representative of the Company.
8.Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided however, that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.
9.Arbitration. To ensure rapid and economical resolution of any disputes regarding this Agreement, M.M. and the Company agree that any and all claims, disputes, or controversies of any nature whatsoever arising out of or relating to this Agreement, or its interpretation, enforcement, breach, performance, or execution (with the sole exception of a judgment by confession in the event of the Company’s default under this Agreement’s Settlement Payment) shall be resolved by final, binding, and confidential arbitration under the JAMS streamlined arbitration rules - https://www.jamsadr.com/rules-streamlined-arbitration/. The Parties shall select a mutually agreeable arbitrator or follow the JAMS rules for selecting an arbitrator, provided, however, that neither party shall be permitted to disqualify more than three arbitrators in any dispute. M.M. and the Company acknowledge that by agreeing to this arbitration procedure, they waive the right to resolve any such dispute, claim, or demand through a trial by jury or judge or by administrative proceeding. The arbitrator, and not a court, shall also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy, or claim sought to be resolved in accordance with these arbitration procedures. The arbitrator shall in her or his discretion award attorneys’ fees to the prevailing party. All claims, disputes, or controversies subject to arbitration as set forth in this paragraph must be submitted to arbitration on an individual basis and not as a representative, class, and/or collective action proceeding on behalf of other individuals to the fullest extent permitted by governing law. Claims will be governed by applicable statutes of limitations. This arbitration agreement does not cover any action seeking only emergency, temporary, or

Exhibit 10.1
preliminary injunctive relief (including a temporary restraining order) to protect the party’s confidential or trade secret information in a court of competent jurisdiction in accordance with applicable law. This arbitration agreement shall be construed and interpreted in accordance with the Federal Arbitration Act.
10.Mutual Drafting. This Agreement is the product of negotiation and preparation by and among the Parties and their representative attorneys. The Parties, therefore, expressly acknowledge and agree that this Agreement shall not be deemed prepared or drafted by one party or another, or a party’s attorneys, and will be construed accordingly. Rather, in interpreting the language of this Agreement, both Parties to the Agreement shall be treated as having drafted this Agreement after meaningful negotiations.
11.Entire Agreement. This Agreement, the Consultant Agreement, and Stock Award Agreements together represent the entire agreement of the Parties pertaining to this subject matter, and all other prior or contemporaneous negotiations, agreements, understandings, or representations, whether written or oral, are expressly superseded hereby and are of no further force and effect. Each of the Parties acknowledges that he or it has not relied on any promise, representation, or warranty, expressed or implied, not contained in this Agreement, the Consultant Agreement, or the Stock Award Agreements. Each of the Parties acknowledges representation by counsel throughout all negotiations that preceded the execution of this Agreement, the Consultant Agreement, and Stock Award Agreements.
12.Counterparts. This Agreement may be executed in counterparts and has the same force and effect as if all signatures were obtained in one document. Execution of an email copy or via DocuSign shall have the same force and effect as execution of an original, and an email or DocuSign signature shall be deemed an original and valid signature.
13.Effective Date. This Agreement is effective on the date it is signed by M.M. and the Company (the “Effective Date”). It is not effective before the date on which it is signed by all Parties.
14.Understanding of Agreement. The Parties acknowledge that they have read this entire Agreement, that their counsel have explained the terms and conditions of this entire Agreement to them, and that they understand the Agreement and each of the provisions of the Agreement. The Parties acknowledge that their consent to the terms of this Agreement is knowing and voluntary.

Dated: __January 11, 2026____ _/s/ Mark Maughan__________________
Mark Maughan

Exhibit 10.1

Dated: __January 11, 2026____ _/s/ Alexis Coll______________________
Alexis Coll, Chief Legal Officer
Domo, Inc.

Agreed to and approved as to form:

Dated: __January 11, 2026____ _/s/ Richard Schulte___________________
Richard Schulte, Wright & Schulte, LLC
Counsel for Mark Maughan